High Ranking Energy Resource & Corporate Development Leader Joins Double Crown Resources

Marc Duncan Added to Board of Directors, Sees Potential in Young Company

ARCATA, Calif., January 9, 2012  (GlobeNewswire via COMTEX) -- Double Crown Resources, Inc. (OTCBB:DDCC) is exceptionally proud to announce that Marc Duncan has agreed to join its Board of Directors, effective immediately.  This function with Double Crown will be in addition to Mr. Duncan's current position as Vice-Chairman of the Operating Committee and SERCO for Contango Oil & Gas, Inc. Marc Duncan joined Contango in 2005 as President and Chief Operating Officer of Contango Operators, Inc. He is  currently responsible for drilling and development of the company’s oil and gas assets in the Gulf of Mexico. With over 35 years of professional experience, Mr. Duncan is very well established and known in the energy resources industry.  He has held a variety of domestic and international engineering and senior-level operations management positions relating to natural gas and oil exploration, power generation and facilities development throughout his career.

Commenting on his decision to join the Double Crown Resources team, Marc Duncan said, "I see in the new management and current strategic planning of this little company, a rare opportunity to build something very special.  In my view, Double Crown Resources has just the right mix of company assets, equity structure and properly connected individuals to make their far-reaching plans a unique success story in today's market. I anticipate adding my own contributions towards developing Double Crown to its fullest potential as well."

David Figueiredo, President & CEO of Double Crown Resources had this to add, "We could not feel more fortunate to be rounding out our new management team with the addition of Marc Duncan now.  As we go forward into 2012 with our plans in the natural resources, industrial minerals and energy sector projects, I think everyone involved with our company, including all of our shareholders, will be very well rewarded."

Prior to joining Contango, Marc Duncan served as President & COO of USENCO International, Inc. and related companies, drilling and producing oil & gas in China and the Ukraine from 2001-2004. He was also a senior project and drilling engineer for Hunt Oil Company from 2004-2005. Mr. Duncan’s experience further includes geothermal and coal fired power generation development in China and Indonesia from 1995-2001. Previous employers include SEDCO Drilling, ARCO Oil and Gas Co. and Texas Utilities.

Mr. Duncan holds an MBA in Engineering Management from the University of Dallas, an MEd from the University of North Texas and a BS in Science and Education from Stephen F. Austin State University. Mr. Duncan has been a member of the Society of Petroleum Engineers since 1981 and also serves on the Stephen F. Austin State University School of Business Advisory Board.

About Double Crown Resources, Inc.

Double Crown Resources Inc. is a natural resource exploration and development company holding a 100% interest in the McNab molybdenum property located in Southwest, British Columbia, Canada and the Bateman gold & nickel prospect near Thunder Bay, Ontario, Canada. In addition, Double Crown is targeting new properties that have the potential for early positive cash flow. The company is presently reviewing a number of natural resource properties that are near to, or in production, located in North, South and Latin America. Double Crown Resources, Inc., originally founded in 2006, is based in Arcata, California.

For more information, please visit: http://www.doublecrownresources.com/

Forward-Looking Statements

You should not place undue reliance on forward-looking statements in this press release. This press release contains forward-looking statements that involve risks and uncertainties. Words such as "will," "anticipates," "believes," "plans," "goal," "expects," "future," "intends," and similar expressions are used to identify these forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks we face as described in this press release. For further information about Double Crown Resources, Inc., please refer to its website at http://www.doublecrownresources.com/

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: Double Crown Resources, Inc.

By Staff

CONTACT: CONTACT: Double Crown Resources, Inc.
David Figueiredo, President/CEO
109 H Street
Arcata, California 95521
Phone: (707) 964-2651
Email: doublecrownresources@gmail.com

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Tommy Hays
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